EXHIBIT 99.2

                                                                    EXHIBIT 99.2


                            CS FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         SPECIAL MEETING OF SHAREHOLDERS
                                ___________, 1998



     The undersigned hereby constitutes and appoints William R. Bryan, Robert I. Madow and Carlton B. Schnell, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the special meeting of shareholders of CS FINANCIAL CORPORATION, to be held on ________, 1998 at ____ a.m., Eastern Daylight Savings Time, and at any adjournments or postponements thereof, on all matters coming before said meeting and directs such proxies to vote as indicated below:

1. Proposal to adopt the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of April 23, 1998 by and among Charter One Financial, Inc., Charter One Bank F.S.B., CS Financial Corporation and The Cuyahoga Savings Association.

        For  [ ]               Against  [ ]                 Abstain  [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL IDENTIFIED ABOVE.

Please sign exactly as name appears below.  When   shares   are  held  as  joint
                                            tenants,   both  should  sign.  When
                                            signing   as   attorney,   executor,
                                            administrator,  trustee or guardian,
                                            please give full title as such. If a
                                            corporation,  please  sign  in  full
                                            corporate name by President or other
                                            authorized     officer.     If     a
                                            partnership,    please    sign    in
                                            partnership   name   by   authorized
                                            person.

                                            Dated ________________________, 1998

                                            ------------------------------------
                                                  Print Name of Shareholder

                                            ------------------------------------
                                                         Signature

                                            ------------------------------------
                                          Print Shareholder Name if held jointly

                                            ------------------------------------
                                                  Signature if held jointly

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.